UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 18, 2015

Date of Report (Date of earliest event reported)

ONVIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35164	91-1859172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 Olive Way, Suite 400 Seattle, Washington 98101
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (206) 282-5170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 18, 2015, Onvia, Inc., a Delaware corporation (the “Company”) entered into a stock repurchase agreement (the “Stock Repurchase Agreement”) with Nadel and Gussman Energy, LLC (the “Repurchase Stockholder”) to repurchase shares of the Company’s common stock, par value $0.0001 (the “Common Stock”) directly from the Repurchase Stockholder (the “Share Repurchase”) in a private, non-underwritten transaction. Under the terms of the agreement, the Company has repurchased from the Repurchase Stockholders 349,497 shares of the Common Stock at a price of $3.00 per share for a total purchase price of $1,048,491.

The managers of Nadel and Gussman Energy, LLC are also the managers of Asamara, LLC and following the Share Repurchase, Asamara, LLC will continue to hold approximately 17% of outstanding shares of Onvia Common Stock.

The foregoing discussion of the Stock Repurchase Agreement is qualified in its entirety by the complete text of the Stock Repurchase Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Stock Repurchase Agreement, dated as of December 18, 2015, between Onvia, Inc. and Nadel and Gussman Energy, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onvia, Inc.

December 21, 2015	By:	/s/ Henry G. Riner
Henry G. Riner Chief Executive Officer & President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Repurchase Agreement, dated as of December 18, 2105, between Onvia, Inc. and Nadel and Gussman Energy, LLC